UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2015

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879
(Address of principal executive offices and zip code)

(951) 739 - 6200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors of Monster Beverage Corporation (the “Company”) has established June 14, 2016 as the date of the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).  Because the date of the 2016 Annual Meeting will be more than 30 days prior to the anniversary of the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is informing stockholders of the change.

For stockholders who wish to present a proposal to be considered for inclusion in the Company’s proxy statement and for consideration at the 2016 Annual Meeting, the Company has set a new deadline for the receipt of such proposals in accordance with Rule 14a-8 under the Exchange Act.  In order to be considered timely, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices prior to the close of business on January 15, 2015, which the Company has determined is a reasonable time before the Company begins to print and mail its proxy materials. Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

For stockholders who wish to present a proposal for nominations or other business for consideration at the 2016 Annual Meeting, but who do not intend for the proposal to be included in the Company’s proxy statement, pursuant to the advance notice provisions contained in the Company’s by-laws, because the date of the 2016 Annual Meeting is more than 30 days prior to the anniversary of the 2015 Annual Meeting, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no earlier than the close of business on February 15, 2016, which is the one hundred twentieth day prior to the 2016 Annual Meeting and no later than the close of business on March 16, 2016, which is the later of the ninetieth day prior to the 2016 Annual Meeting or the tenth day following the date on which public announcement of the date of the 2016 Annual Meeting is first made by the Company.

Proposals should be sent to the Office of the Secretary by mail to Monster Beverage Corporation, 1 Monster Way, Corona, California, 92879.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: December 3, 2015	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer